UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 31, 2008

FORGEHOUSE, INC.
(Exact name of registrant as specified in Charter)

Nevada	333-124304	20-1904354
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1575 Northside Drive NW, Building 300, Suite 375
Atlanta, Georgia, 30318
(Address of Principal Executive Offices)

(770) 923-7765
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Share Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Share Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Share Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

On February 7, 2008, we filed a Current Report on Form 8-K, wherein we reported certain actions that were taken in connection with an Exchange Agreement and an Interest Purchase Agreement, each dated January 31, 2008 (the “Closing Date”), among us and four members of ForgeHouse, LLC (“ForgeHouse”), who, collectively with the three members who were parties to the Exchange Agreement, constituted all of the members of ForgeHouse. Pursuant to the terms of the Exchange Agreement and the Interest Purchase Agreement, on the Closing Date, we sold and issued 10,500,000 shares of our common stock and paid $171,500 to the parties thereto in exchange for all of the membership interests in ForgeHouse, the result of which was that ForgeHouse became a wholly-owned subsidiary of ours.

In that Current Report on Form 8-K, we included an audit report of a registered public accounting firm regarding the filed Balance Sheet of ForgeHouse as of December 31, 2006, and the related Statements of Operations, Members’ Deficit, and Cash Flows for each of the years in the two-year period ended December 31, 2006, and for the period from June 24, 2002 (inception) to December 31, 2006, as well as the Condensed Consolidated Balance Sheet of ForgeHouse as of September 30, 2007, and the related Condensed Consolidated Statements of Operations for the three- and nine-month periods ended September 30, 2007 and 2006, the Condensed Consolidated Statements of Members’ Capital for the period from June 24, 2002 (inception) to September 30, 2007, and the Condensed Consolidated Statements of Cash Flows for the nine-month periods ended September 30, 2007 and 2006, none of which financial statements was the subject of an audit report. This Amendment to that Current Report includes an audit report of a registered public accounting firm regarding the filed Combined Balance Sheet of ForgeHouse and GS Security Group, LLC, as of December 31, 2007, and the related Combined Statements of Operations, Members’ Deficit, and Cash Flows for each of the years in the two-year period ended December 31, 2007.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Index to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

Report of Independent Registered Public Accounting Firm	F-1

Combined Financial Statements of ForgeHouse, LLC and GS Security Group, LLC (both are Georgia Limited Liability Companies):

Combined Balance Sheets as of December 31, 2007	F-3

Combined Statements of Operations for Each of the Two Years in the Period Ended December 31, 2007	F-4

Combined Statements of Members' Deficit for Each of the Two Years in the Period Ended December 31, 2007	F-5

Combined Statements of Cash Flows for Each of the Two Years in the Period Ended December 31, 2007	F-6

Notes to Combined Financial Statements	F-8

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Index to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

Report of Independent Registered Public Accounting Firm

To the Members of ForgeHouse, LLC and
GS Security Group, LLC

We have audited the accompanying combined balance sheets of ForgeHouse, LLC (ForgeHouse) and GS Security Group, LLC (GS Security) (both are Georgia Limited Liability Companies) (when combined they are referred to as the Company) as of December 31, 2007, and the related combined statements of operations, members’ deficit, and cash flows for each of the years in the two year period ended December 31, 2007. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of ForgeHouse and GS Security as of December 31, 2007, and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 - Financial Results, Liquidity and Management’s Plan to the combined financial statements, the Company has sustained continued losses and negative cash flows from operations since inception. At December 31, 2007, the Company had a combined net working capital deficiency of $2,392,753 and a combined member's deficit of $3,425,028. The Company also at December 31, 2007 has substantial debt in default (Note 7 - Debt); all debt default matters were resolved in 2008 (Note 11 - Subsequent Events). These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The combined financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As discussed in Note 11 - Subsequent Events, in January 2008, ForgeHouse completed a reverse merger transaction (the “accounting acquirer”) with a non-operating public shell corporation (the “legal acquirer”). For accounting purposes the transaction has been treated as a recapitalization of ForgeHouse. The ForgeHouse members’ group ownership share in the legal acquirer after the merger transaction is the largest minority shareholder group. The merger transaction resulted in there being no majority shareholder or group of shareholders.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Index to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

ForgeHouse has evaluated its borrowing relationship with GS Security and determined that GS Security is a variable interest entity and therefore, as required, combines itself with GS Security and reports the combined financial statements as those of the Company (see Note 3, Variable Interest Entity).

//Kelly & Company//
Kelly & Company
Costa Mesa, California
April 22, 2008

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Combined Balance Sheet
December 31, 2007

ASSETS
Current assets:
Accounts receivable - trade	$42,323
Prepaid insurance	7,052
Escrowed funds	7,114

Total current assets	56,489

Equipment, net of accumulated depreciation of $27,763	5,417

Capital leases, net of accumulated amortization of $379	8,706

Software development costs, net of accumulated amortization of $95,333	78,000

Total assets	$148,612
LIABILITIES AND MEMBERS' DEFICIT

Current liabilities:
Cash overdraft	$9,712
Accounts payable - trade	655,662
Related party payable	120,559
Accrued payroll and related expenses	27,198
Accrued expenses	184,805
Accrued interest on notes payable	660,453
Current portion of obligations under capital leases	4,262
Note payable - current	206,591
Related party notes payable - current	580,000

Total current liabilities	2,449,242

Obligations under capital leases	4,398

Related party notes payable, less current portion	1,120,000

Total liabilities	$3,573,640

Commitments and contingencies

Members' deficit:
Contributed capital	$1,263,978
ForgeHouse, LLC	(4,619,649)
Non-controlling interests of variable interest entity	(69,357)

Total Members' deficit	$(3,425,028)

Total liabilities and Members' deficit	$148,612

The accompanying notes are an integral part of the combined financial statements.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Combined Statements of Operations
For Each of the Two Years in the Period Ended December 31, 2007

	For the Year Ended December 31,
	2007	2006
Net revenues	$219,193	$68,245
Operating expenses:
Costs of revenues	100,798	19,906
Software development costs	284,442	208,489
Payroll related expenses	415,163	386,872
Professional fees	460,265	105,888
Depreciation and amortization	37,250	48,158
General and administrative	164,402	265,393

Total operating expenses	1,462,320	1,034,706

Loss from operations	(1,243,127)	(966,461)
Other expense:
Interest expense	(401,519)	(286,961)
Accretion of loan discount	-	(103,719)
Other expense	-	(35)

Total other expense	(401,519)	(390,715)

Net Loss	$(1,644,646)	$(1,357,176)

The accompanying notes are an integral part of the combined financial statements.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Combined Statements of Members' Deficit
For Each of the Two Years in the Period Ended December 31, 2007

			ForgeHouse	VIE
	Member		Accumulated	Accumulated
	Units	Capital	Deficit	Deficit	Total
Balance, December 31, 2005	142,857	$810,007	$(1,703,974)	$16,790	$(877,177)

Member contributed capital	-	199,028	-	-	199,028
Net loss	-	-	(1,315,863)	(41,313)	(1,357,176)

Balance, December 31, 2006	142,857	1,009,035	(3,019,837)	(24,523)	(2,035,325)

Member contributed capital	-	254,943	-	-	254,943
Net loss	-	-	(1,599,811)	(44,835)	(1,644,646)

Balance, December 31, 2007	142,857	$1,263,978	$(4,619,648)	$(69,358)	$(3,425,028)

The accompanying notes are an integral part of the combined financial statements.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Combined Statements of Cash Flows
For Each of the Two Years in the Period Ended December 31, 2007

	For the Year Ended December 31,
	2007	2006
Cash flows used in operating activities:
Net loss	$(1,644,646)	$(1,357,176)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation	2,583	1,989
Amortization	34,667	34,666
Amortization of loan costs	-	11,503
Accretion of loan discount	-	103,719
Decrease (increase) in assets:
Escrowed funds	(7,114)	-
Accounts receivable - trade	(20,563)	(17,877)
Prepaid expenses and other current assets	(6,262)	(18)
Increase (decrease) in liabilities:
Accounts payable - trade	511,865	94,612
Accrued interest on debt	366,358	257,213
Accrued expenses	132,791	29,051
Accrued payroll	27,198	-
Related party payable	120,559	-

Cash used in operating activities	(482,564)	(842,318)
Cash flows used in investing activities:
Acquisition of equipment	(4,947)	-

Cash used in investing activities	(4,947)	-
Cash flows provided by financing activities:
Proceeds from the issuance of related party debt	300,000	650,000
Payments on debt	(49,751)	(41,310)
Member contributed capital	254,943	199,028
Capital lease	-	-
Payment on capital lease	(425)	-
Net increase (decrease) in bank overdrafts	(17,256)	26,968

Cash provided by financing activities	487,511	834,686

Net increase (decrease) in cash	-	(7,632)

Cash at beginning of period	-	7,632

Cash at end of period	$-	$-

The accompanying notes are an integral part of the combined financial statements.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Combined Statements of Cash Flows
For Each of the Two Years in the Period Ended December 31, 2007

Supplemental Disclosure of Cash Flow Information

	For the Year Ended December 31,
	2007	2006
Cash paid during the fiscal years for:
Interest	$27,367	$40,994
Income taxes	-	-

Non-Cash Items

Acquisition of capital lease	$9,085	-

The accompanying notes are an integral part of the combined financial statements.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

1.	Description of the Company's Business

ForgeHouse, LLC (a Georgia Limited Liability Company) (the "Company") was formed in the state of Georgia in June 2002 and was a marketing and sales company in the development stage through December 31, 2006. The Company is currently engaged in the development and sale of OneVision®, a proprietary software product. OneVision® is a web based application that serves as the virtual control and command system for compliance, security and maintenance operations. The Company has only one class of membership units. The Company has elected to be treated as a partnership for income taxation purposes and does not have a finite life. No Member is liable for any liabilities, indebtedness, duties or obligations of the Company in excess of the sum of (a) the Members' capital contributions actually made to the Company, which have not been returned or refunded; and (b) all amounts for which the Member is entitled to a distribution, which have not yet been distributed to the Member.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The Combined Financial Statements include the accounts of GS Security Group, LLC ("GS Security"), a related party (see Note 9 – Related Party Transactions). The Company has evaluated the borrowing relationship with GS Security and determined that it is the primary beneficiary of GS Security's past access to borrowed funds. As required by the Financial Accounting Standards Board ("FASB") Interpretation No. 46 Revised ("Fin 46R"), Consolidation of Variable Interest Entities, the Company combines GS Security in its Combined Financial Statements (see Note 3, Variable Interest Entity). Intercompany transactions and balances are eliminated in combination. The necessity for the Company to combine GS Security was eliminated in February 2008 upon payment in full of GS Security's borrowed funds (Note 11 – Subsequent Events).

Transition from Development Stage Operations and the Start of Ongoing Operations

In April 2007, the Company entered into a licensing agreement with a national security industry provider (the "Licensee") by which the Company granted an exclusive license to the Licensee to use, market and distribute the Company's OneVision® software through its internal security system and its industry customers throughout the United States. The execution of this agreement marked the Company's transition from development stage to ongoing operations. Accordingly, the Company’s operations in 2007 and beyond will not reflect inception to date information nor will it be considered an entity in the development stage.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

2.	Summary of Significant Accounting Policies, Continued

The agreement provides for the Licensee to pay the Company a base service fee of $10,000 per month along with an annual per user service fee payable at the beginning of each service year that Licensee utilizes the OneVision® service. The annual user service fees are a minimum of $1,140 per year, with additional optional services and hardware available. The Company's per user service fee rates are subject to an upward rate adjustment if the Licensee does not meet certain agreed upon user participation levels. Further, in order for the Licensee to maintain the exclusivity rights in the United States, the Licensee must meet minimum user participation levels and have paid all fees due under the agreement.

Financial Results, Liquidity and Management's Plan

The Company’s success will depend in part on its ability to obtain patents (one is now pending) and product license rights, maintain trade secrets, and operate without infringing on the proprietary rights of others, both in the United States and other countries. There can be no assurance that patents issued to or licensed by the Company will not be challenged, invalidated, or circumvented, or that the rights granted there-under will provide proprietary protection or competitive advantages to the Company.

The accompanying financial statements as of December 31, 2007 have been prepared assuming the Company will continue as a going concern (see Note 11 - Subsequent Events). The Company, over time, has experienced recurring losses and negative cash flows from operations, and as of December 31, 2007, the Company’s current liabilities exceeded its current assets by $2,392,753 and its total liabilities exceeded its total assets by $3,425,028. The Company also has substantial debt (Note 7 - Debt) that required restructuring in 2008 (Note 11 - Subsequent Events). These factors raise substantial doubt about the Company's ability to continue as a going concern. During 2008, management intends to raise additional debt and/or equity financing to fund future operations and ongoing software development costs, and to provide other Company working capital needs. The Company’s marketing plan is to assist its Licensees in expanding acceptance and use of the product and to develop additional applications with significant anticipated demand requirements. Management believes that its plans will contribute towards achieving profitability. However, there is no assurance that such plans will be consummated or that the results will be of a sufficient level necessary to meet the Company’s ongoing cash needs. No assurances can be given that the Company can obtain sufficient working capital through borrowings from a related party or lending institutions or that the continued implementation of its business plan will generate sufficient revenues in the future to sustain ongoing operations.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

2.	Summary of Significant Accounting Policies, Continued

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern. As discussed in Note 11, the Company was able to obtain additional working capital in connection with the reverse acquisition in January 2008.

Revenue Recognition

The Company recognizes revenue from the monthly access fees to its OneVision® software, related hardware sales, technical support fees, applications programming and training services. The Company recognizes revenue from the monthly access fees and related services in accordance with the American Institute of Certified Public Accountants’ Statement of Position ("SOP") 97-2, Software Revenue Recognition and SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions. Revenue is recognized when persuasive evidence of an arrangement exists, product delivery has occurred or services have been rendered, and the fee is determinable and collectibility is probable.

Escrowed Funds

At December 31, 2007, the Company had borrowings under a short term bridge financing agreement with a group that included a related party and was evidenced by a promissory note (Note 7 - Debt). The bridge loan financing provided the Company with funds during the period it was developing equity working capital sources. The bridge financing funds were available and restricted to certain lender approved Company operating expenses. The unexpended portion of bridge financing at December 31, 2007, which amounted to $7,114 and has been classified as “Escrowed funds” - a current asset in the accompanying Balance Sheet.

Software Development Costs

The Company accounts for development costs related to software products to be sold, leased, or otherwise marketed in accordance with FASB SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. Software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. The Company's software was available July 1, 2003, for general release approximately seven months after the establishment of technological feasibility and, accordingly, the Company capitalized certain software development costs incurred during that period. SFAS No. 2, Accounting for Research and Development Costs, establishes accounting and reporting standards for research and development. During the years ended December 31, 2007 and 2006, the Company did not capitalize any software development costs. The Company capitalized $173,333 in software development costs as of December 31, 2007. The Company expensed $284,442 and $208,489 as research and development expense during the years ended December 31, 2007 and 2006, respectively.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

2.	Summary of Significant Accounting Policies, Continued

Software Development Costs, Continued

In accordance with SFAS No. 2, the costs the Company incurs to enhance its existing products are expensed in the period they are incurred and included in product development costs in the statements of operations.

Amortization of capitalized software development costs begins when the product is available for general release. Amortization is provided on a product-by-product basis on the straight-line method over the software product's economic useful life. Unamortized capitalized software development costs determined to be in excess of net realizable values of the product are expensed immediately. During the years ended December 31, 2007 and 2006, amortization of product development costs totaled $34,667 and $34,667, respectively.

Management has concluded that the software development costs have no residual value and a 5-year period of amortization, with the amortization period starting with the first general sale of the product after the beta site. This occurred in April 2005.

Future amortization of the software development costs is as follows for the years ended December 31:

2008	$34,667
2009	34,667
2010	8,666
2011	-
2012 and thereafter	-

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions, which are made in their best judgment, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The most significant estimates relate to the estimate not to provide an allowance for uncollectible accounts receivable, the determination of useful lives used in calculating depreciation, intangible asset valuations and intangible useful lives, and the value of services provided for which Member equity interests were part of the consideration and contingencies. These estimates may be adjusted as more current information becomes available, and any such adjustments could be significant.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

2.	Summary of Significant Accounting Policies, Continued

Disclosures about Fair Values of Financial Instruments

At December 31, 2007, the Company’s financial instruments are cash, accounts receivable, accounts payable and notes payable. The recorded values of cash, accounts receivable, bank overdrafts and accounts payable approximate their fair values based on their short-term nature. The recorded values of notes payable approximate their fair values as interest approximates market rates.

Cash

The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents. As of December 31, 2007, the Company’s cash was deposited in one financial institution and there were no cash equivalents present.

Accounts Receivable - Trade and Allowance for Doubtful Accounts

Trade accounts receivable are stated at the amount the Company expects to collect. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on its historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change. Based on the Company's status as a development stage company until 2007 and past level of sales, the Company has not experienced any accounts receivable that could not be collected, and as such, the allowance for doubtful accounts is zero at December 31, 2007. As the Company expands, it fully expects the allowance for doubtful accounts to increase from zero.

Inventory

The Company buys and resells hardware as necessary, but does not carry inventory on-hand for extended periods of time, and did not have any inventory on-hand at December 31, 2007.

Prepaid Expenses

The Company's prepaid expenses consist mainly of amounts paid for annual insurance contracts. The amounts are expensed ratably over the term of the contract.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

2.	Summary of Significant Accounting Policies, Continued

Equipment

Equipment is recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The
Company uses other depreciation methods (generally, accelerated depreciation methods) for tax purposes where appropriate. Repairs and maintenance are expensed as incurred. When equipment is retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. During the years ended December 31, 2007 and 2006, the Company did not dispose of any equipment. The estimated useful lives of computer and office equipment are as follows:

Estimated
Useful
Lives
Computer equipment	3 years
Office equipment	7 years

Leases

The Company reviews all leases for capital or operating classification at their inception under the guidance of the Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards (SFAS) No. 13, Accounting for Leases, as amended. The Company uses its incremental borrowing rate in the assessment of lease classification and defines the initial lease term to exclude lease extension periods.

For leases that contain rent escalations, the Company records the total rent payable during the lease term, as defined above, on a straight-line basis over the term of the lease.

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment, and intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined based on the estimated discounted future cash flows expected to be generated by the asset. The factors considered by management in performing this assessment include current operating results and trends and prospects, as well as the effects of obsolescence and economic factors.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

2.	Summary of Significant Accounting Policies, Continued

Deferred Financing Costs

Costs relating to obtaining financing are capitalized and amortized over the term of the related debt using the straight-line method. The remaining deferred financing costs during 2007 were charged to operations as interest expense when the note became in default. The related debt was satisfied in February 2008 (Note 11 - Subsequent Events) and as such, as of December 31, 2007, is classified as a current liability.

Deferred Revenue - Amounts Billed in Advance

The Company recognizes revenue as earned. Amounts billed in advance of the period in which service is rendered will be recorded as a liability under “Deferred revenue.” The Company did not have any deferred revenue at December 31, 2007.

General and Administrative Expense

General and administrative expense includes the cost of maintaining the infrastructure of the Company that is not directly related to delivery services. Also included in this category would be the provision for doubtful accounts receivable.

Product Development Expense

The Company includes in software development expense those costs related to the following software development activities:

•	conceptual formulation and design of possible product or process alternatives;
•	testing in search for, or evaluation of, product or process alternatives;
•	modification of the formulation or design of a product or process; and
•	engineering activity required to advance the design of a product to the point that it meets specific functional and economic requirements and is ready for production.

Income Taxes

The Company is treated as a partnership for federal income tax purposes. Federal income taxes are not payable, or provided for, by the Company. Members report their proportionate share of the Company's income or losses. The Company's income or losses are allocated among certain Members in accordance with its Members' Agreement and Georgia state law.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

2.	Summary of Significant Accounting Policies, Continued

Disclosures about Fair Values of Financial Instruments

The estimated fair value of all financial instruments on the Company's December 31, 2007, balance sheet has been determined using available information and appropriate valuation methodologies. Because considerable judgment is required in developing the estimates of fair value, these estimates are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. None of the Company's financial instruments have been held or issued for trading purposes. The Company does not have any off balance sheet financial instruments.

The following methods were used by the Company in estimating fair value disclosures for these financial instruments:

Current Assets and Certain Current Liabilities

The carrying amounts of accounts receivable - trade, prepaid insurance, cash overdraft, accounts payable - trade, notes payable - current and certain other current liability amounts approximate fair value due to the short term maturities of these instruments.

Note Payable

The fair value of the note payable at December 31, 2007 is at face value. This note payable had the related note payable discount fully accreted in 2006 (Note 7 - Debt) and was restructured subsequent to December 31, 2007 (Note 11 - Subsequent Events).

Recent Accounting Pronouncements

In June 2006, FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109 ("FIN 48"), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires recognition of tax benefits that satisfy a greater than 50% probability threshold. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for the Company beginning January 1, 2008. The Company believes that adoption of FIN 48 will not have a material effect on its financial position, results of operations, or cash flows.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

2.	Summary of Significant Accounting Policies, Continued

Recent Accounting Pronouncements, Continued

In September 2006, FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements. This statement, which is effective for the Company's year beginning January 1, 2008, does not require any new fair value measurements. The Company does not expect the adoption of this statement to have a material impact on its financial position, results of operations or cash flows.

In December 2007, FASB issued SFAS No. 141 (Revised 2007), Business Combinations ("SFAS 141R"). Under SFAS 141R, the acquiring entity is required to recognize all of the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS 141R will change the accounting treatment for certain specific items, including:

•	Non-controlling interests (formerly known as "minority interests" (see Note 3 - Variable Interest Entity) are to be valued at fair value as of the acquisition date;

•
Acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies; and

•	In-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date.

The Company will adopt SFAS 141R as of January 1, 2009.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

3.	Variable Interest Entity

The Company, in 2002, received advances of funds from GS Security (the "Variable Interest Entity" or "VIE") to fund start-up working capital needs, the ongoing costs incurred in the development of its OneVision® software system and the repayment of certain loans to a Member, who is also a related party of both entities (Note 9 - Related Party Transactions). The source of the funds provided by GS Security came from its own debt financing entered into in May 2002. The GS Security borrowing was in the form of a $456,000 Small Business Administration guaranteed loan (the "SBA Loan") from the North Atlanta National Bank (the "Lender"). Two individuals, that are the only Members of the Company’s managing Member, are also the only Members of GS Security (Note 9 - Related Party Transactions). GS Security over time wound down its day-to-day operations, sold its operating business in 2004, used the proceeds from the business sale to in part fund the Company. GS Security since the business sale in 2004 does not have ongoing operations. GS Security, as of December 31, 2007, had a net liability principally comprised of the unpaid SBA Loan balance. GS Security is dependent upon the Company, which is not a guarantor of the SBA Loan, and its managing Members' two Members, who are guarantors on the SBA Loan, to make required SBA Loan payments.

The Company determined its debt servicing of the GS Security's SBA loan requires GS Security be recognized as a variable interest entity as defined in FIN 46R. The Company has concluded that it is the primary beneficiary and, as a result, the Company combined the financials of GS Security with it as of January 1, 2005. To date, the Company has expensed all of the funds it has advanced to service the SBA Loan, as the eventual collection of these advances between the Company and GS Security is considered unlikely. There are no transactions other than those described above by GS Security since the Company’s adoption of FIN 46R that meet the criteria for reporting. The consolidation of GS Security with the Company did not materially affect the Company’s operating results or its financial condition.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

3.	Variable Interest Entity, Continued

The consolidating balance sheets, statements of operations and statements of Members' deficit of ForgeHouse, LLC and the VIE for the year ended December 31, 2007 are as follows:

		GS Security
	ForgeHouse	VIE	Combined
Assets:
Current assets:
Accounts receivable - trade	$42,323	-	$42,323
Prepaid insurance	7,052	-	7,052
Escrowed funds	7,114	-	7,114
Total current assets	56,489	-	56,489
Equipment, net	5,417	-	5,417
Capital leases, net	8,706	-	8,706
Software development costs, net	78,000	-	78,000
Other assets [a]	(149,657)	$149,657	-
Total assets	$(1,045)	$149,657	$148,612
Liabilities and Members' deficit:
Current liabilities:
Cash overdraft	$9,712	-	$9,712
Accounts payable - trade	655,662	-	655,662
Related party payable	120,559	-	120,559
Accrued payroll and related expenses	27,198	-	27,198
Accrued expenses	184,805	-	184,805
Accrued interest on notes payable	648,030	$12,423	660,453
Capital lease - current	4,262	-	4,262
Note payable - current	580,000	206,591	786,591
Total current liabilities	2,230,228	219,014	2,449,242
Capital lease	4,398	-	4,398
Note payable	1,120,000	-	1,120,000
Total liabilities	3,354,626	219,014	3,573,640
Contributed capital	1,263,978	-	1,263,978
Members' deficit	(3,019,837)	(24,523)	(3,044,360)
Net loss	(1,599,812)	(44,834)	(1,644,646)
Total Members' deficit	(3,355,671)	(69,357)	(3,425,028)
Total liabilities and Members' deficit	$(1,045)	$149,657	$148,612
a reflects intercompany elimination

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

3.	Variable Interest Entity, Continued

Statement of operations:

		GS Security
	ForgeHouse	VIE	Combined
Net revenues	$219,193	-	$219,193
Operating expenses:
Costs of revenues	100,798	-	100,798
Software development costs	284,442	-	284,442
Payroll related expenses	415,163	-	415,163
Professional fees	460,265	-	460,265
Depreciation and amortization	37,250	-	37,250
General and administrative	164,282	$120	164,402
Total operating expenses	1,462,200	120	1,462,320
Loss from operations	(1,243,007)	(120)	(1,243,127)
Other expense:
Interest expense	(356,804)	(44,715)	(401,519)
Total other expense	(356,804)	(44,715)	(401,519)
Net Loss	$(1,599,811)	$(44,835)	$(1,644,646)

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

3.	Variable Interest Entity, Continued

Statement of Members' deficit:

	Member		Accumulated
	Units	Capital	Deficit	Total
Balance, December 31, 2005	142,857	$810,007	$(1,687,184)	$(877,177)
Member contributed capital	-	199,028	-	199,028
Net loss of ForgeHouse	-	-	(1,315,863)	(1,315,863)
Net loss of VIE	-	-	(41,313)	(41,313)
Balance December 31, 2006	142,857	1,009,035	(3,044,360)	(2,035,325)
Contributed capital	-	254,943	-	254,943
Net loss of ForgeHouse	-	-	(1,599,811)	(1,599,811)
Net loss of VIE	-	-	(44,835)	(44,835)
Balance, December 31, 2007	142,857	$1,263,978	$(4,689,006)	$(3,425,028)

In February 2008, the SBA loan from the Lender was fully satisfied (Note 11 - Subsequent Events), which ended the Company's VIE relationship with GS Security, and all intercompany balances were deemed uncollectible.

4.	Accounts Receivable - Trade

Accounts receivable - trade is comprised of the following at December 31, 2007:

Accounts receivable - trade	$42,323
Allowance for doubtful accounts receivable	-
Accounts receivable - trade, net	$42,323

The Company did not provide for an allowance for doubtful accounts as of December 31, 2007. The accounts receivable - trade account as of December 31, 2007 (and also those that arise from future operations) were pledged as security as part of the Company's loans with the private and commercial lenders (Note 7 - Debt).

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

5.	Equipment

Equipment, net is comprised of the following at December 31, 2007:

Computer equipment	$31,843
Office equipment	1,337
Total equipment	33,180
Less: accumulated depreciation	(27,763)
Equipment, net	$5,417

Depreciation expense amounted to $2,583 and $1,989 for the years ended December 31, 2007 and 2006, respectively. All of the equipment was pledged as security in conjunction either with the Company's loans with the bank or the private lender (Note 7).

6.	Obligations under Capital Leases

The Company leases certain equipment under a capital lease. The equipment under such capital lease is recorded at the lower of the present value of the minimum lease payments or the fair value of the equipment. Equipment held under lease payments included in the Balance Sheet as capital lease, net was $8,706 at December 31, 2007. Accumulated amortization of the leased equipment at December 31, 2007 was approximately $379. Amortization of assets under such capital lease is included in depreciation expense.

The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments as of December 31, 2007, are as follows:

Year Ending
December 31	Amount
2008	$5,101
2009	4,676
2010	-
2011	-
Thereafter	-
Total minimum lease payments	9,777
Less: amount representing interest	(1,117)
Present value of net minimum lease payments	8,660
Less: current maturities of capital lease obligations	(4,262)
Long-term capital lease obligations	$4,398

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

7.	Debt

Short Term Debt

Short term debt, secured, consists of the following at December 31, 2007:
Note payable to a commercial bank guaranteed by the Small Business Administration loan, secured by substantially all of the assets of the Company, with a face value of $456,000 and interest at the Wall Street Journal Prime plus 2.75%	$206,591
Related party short term debt, unsecured, consists of the following at December 31, 2007:
Related party short term loan, unsecured but personally guaranteed by the CEO and COO of the Company, with a face value of $300,000 and interest at 6% per annum	$300,000
Current portion of related party long term debt, unsecured, consists of the following at December 31, 2007:	40,000
Total related party short term debt, unsecured	$340,000
Current portion of related party long term debt, unsecured, consists of the following at December 31, 2007:	$240,000
Total related party short term debt at December 31, 2007	$580,000

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

7.	Debt, Continued

Long Term Debt

Related Party Long Term Debt, unsecured
Related party short term loan from members that own 30% of the Company, unsecured, with a face value of $200,000 that accrues interest at a rate of 20% per annum and is extended on a month-to-month basis. This note was restructured as of January 31, 2008 at an interest rate of 6% per annum until maturity and 8% after maturity, with payments of $40,000 due every six months beginning December 31, 2008 until and including December 31, 2010. This note must be prepaid in whole or in part upon the closing of any equity or debt financing of the Company once becoming public (see Note 11 - Subsequent Events), in the amount of 20% of the net funding received.
$200,000
Less current portion of unsecured debt	(40,000)
Related party long term debt, unsecured, as of December 31, 2007	$160,000
Related Party Long Term Debt, Secured
Related party loan from members that own 30% of the Company as of December 31, 2007, with a face value of $1,200,000, that accrues interest at a rate of 10% per annum and is secured by substantially all of the assets of the Company. The note was restructured on January 31, 2008, at which time the lenders were no longer owners (see Note 11 - Subsequent Events), and calls for principal payments of $240,000 commencing on December 31, 2008 and continuing every six months until and including December 31, 2010. This note must be prepaid in whole or in part upon the closing of any equity or debt financing of the Company once becoming public (see Note 11 - Subsequent Events), in the amount of 20% of the net funding received.
$1,200,000
Less current portion	(240,000)
Related party long term debt, secured, as of December 31, 2007	$960,000
Total related party long term debt at December 31, 2007	$1,120,000

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

7.	Debt, Continued

Short Term Notes Payable - Secured

North Atlanta National Bank - Small Business Administration Guaranteed Loan

On August 19, 2002, the Company's VIE entered into a loan agreement with North Atlanta National Bank (the "Lender") which was guaranteed by the Small Business Administration (the "SBA Loan"). The SBA loan at December 31, 2007, had a face value of $456,000 with a variable interest rate based on the Wall Street Journal prime rate plus 2.75% per annum. The SBA Loan requires monthly payments of $6,331 and originated in August 2002 with all unpaid principal and interest due at maturity in August 2010. The amount of the monthly SBA Loan payment is subject to annual adjustment each August so that the principal balance is amortized ratably over the remaining term of the loan. The interest rate at December 31, 2007 and February 5, 2008 (the date the note was satisfied - see Note 11) was 10.00%. The SBA Loan's variable interest rate is subject to adjustment on a calendar quarter basis. The weighted-average interest rate for the years ended December 31, 2007 and 2006 is 10.92% and 9.25%, respectively. The SBA Loan is secured by substantially all of the assets (both tangible and intangible) of the Company and GS Security (Note 3, Variable Interest Entity). The unpaid principal balance of the SBA Loan is $206,591 at December 31, 2007. The loan was in default due to violations of multiple loan agreement covenants. The Company was not notified of the default by the Lender and that the SBA Loan's promissory note was fully due and payable. The loan was fully satisfied in February 2008 (Note 11, Subsequent Events), and, as a result, is included in notes payable - current on the face of the balance sheet.

Specific costs related to the SBA Loan were capitalized upon issuance of the debt and were being amortized to interest expense using the effective interest rate method over the five-year term of the debt. During the year ended December 31, 2006, the remaining unamortized balance was expensed to amortization expense as the loan became in default at December 31, 2006.

Milk Bottle Bridge Loan

In the fourth quarter of 2007, the Company obtained a short term bridge loan from Milk Bottle Cards, Inc. in the amount of $300,000, which came in four tranches throughout the 4th quarter of 2007. The loan was needed to continue the operations of the Company until the reverse merger was finalized (Note 11 - Subsequent Events). The loan was guaranteed personally by the CEO and COO of the Company. The loan had an interest rate of 6% per annum and was satisfied during the first quarter of 2008. A portion of the funds came from a related party, who was an investor in the Series A Preferred Unit sale (Note 11 - Subsequent Events) in January 2008.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

7.	Debt, Continued

Long Term Related Party Debt - Unsecured

After All Group

In August 2006, the Company borrowed $200,000 from a group ("After All") that consisted of some of the same owners (who were Members) of Arngrove Group Holdings, Ltd. The loan was unsecured and interest accrues at a rate of 20% per annum, which is calculated monthly and rolled into the principal balance of the loan. The loan term was six months from the issuance date and has been extended on a month-to-month basis at the discretion of After All. The principal balance and accrued interest at December 31, 2007 was $200,000 and $57,793, respectively. This note payable was restructured on January 31, 2008 at an interest rate of 6% per annum, with scheduled principal payments of $40,000 to be made starting December 31, 2008, and every six months thereafter, up to and including December 31, 2010. Interest accrues at 8% beyond maturity. This note must be prepaid in whole or in part upon the closing of any equity or debt financing of the Company once becoming public (see Note 11 - Subsequent Events), in the amount of 20% of the net funding received.

Long Term Related Party Notes Payable - Secured

Arngrove Group Holdings Ltd.

In May 2005, the Company entered into a combination debt, sale of Members' equity and services agreement transaction (the "Agreement") with Arngrove Group Holdings Ltd (a United Kingdom entity) ("Arngrove"). The Agreement provided the Company with a line-of-credit facility (the "Loan Agreement") that called for Arngrove to advance the Company as requested up to $100,000 per month, with a maximum aggregate principal amount not to exceed $1,200,000 over the twelve month period ending May 2006. The Loan Agreement was evidenced by a note payable with a not-to-exceed face amount of $1,200,000. The note payable at December 31, 2007 has a face and fair value of $1,200,000 with a fixed interest rate of 10.0% per annum. The amount of stated interest related to this Loan Agreement was included in accrued interest and was $325,027 at December 31, 2007. The Loan Agreement for financial reporting purposes was discounted at inception to reflect an effective interest rate yield of 29.7% (as of the date the Loan Agreement promissory note was created); its initial discount recognized was $114,622. The discount was being accreted ratably over the initial life of the Loan Agreement promissory note. The required annual interest only payments were to commence as of June 1, 2006, but were not made. As such, in 2006, the Loan Agreement's restrictive covenants went into default and all of the unaccreted discount was expensed. The accretion of the loan agreement discount is reported in the statement of operations under other expense and amounted to $103,719 for the year ended December 31, 2006. The line of credit is secured by substantially all of the assets of the Company.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

7.	Debt, Continued

The Agreement also included a services contract that provided for Arngrove to provide certain consulting services and to receive a fee (the "Fee") of approximately $120,000 each year, payable monthly within 7 days of each month-end. The Fee was a required portion of the Agreement. It is being treated by the Company as additional interest. The Company determined that the nature of the consultancy services called for in the Agreement were investor's due diligence procedures or were not provided to the Company at all. The Company has not made any Fee payments to Arngrove as provided for in the service contract, and the unpaid amount related to the Fee of $265,209 is included in the accrued interest of notes payable at December 31, 2007.

The Agreement included the sale of Members equity to four individuals related to Arngrove for $300,000 and a 30% interest in the Company (Note 10). This was a necessary provision to obtain the loan, which was why the Company accepted the investment at a discounted price. The Company, based on prior equity investments, estimated the fair value of the 30% equity interest at $600,000. The Company trifurcated the values of the loan, equity interest, and service contract based on the net cash received from the agreement, resulting in the recording of the equity investment at a value of $414,622 and a discount on the underlying loan of $114,622, to be amortized over the life of the loan. However, as mentioned above, the loan discount was accelerated when the note became in default in 2006.

Although the note payable to Arngrove was in default as of December 31, 2007, the Company restructured the debt in January 2008 as part of the reverse merger transactions (Note 11 - Subsequent Events), and, as such, the debt is classified as a long term Related Party Note Payable on the face of the balance sheet. This note payable was restructured on January 31, 2008 at an interest rate of 6% per annum, with scheduled principal payments of $240,000 to be made starting December 31, 2008 and every six months thereafter, up to and including December 31, 2010. Interest accrues at 8% beyond maturity. This note must be prepaid in whole or in part upon the closing of any equity or debt financing of the Company once becoming public (see Note 11 - Subsequent Events), in the amount of 20% of the net funding received.

The Company incurred interest expense in the years ended December 31, 2007 and 2006 of $401,519 and $286,961, respectively, all of which was charged to operations.

Debt is scheduled to mature during the years ended December 31 as follows:

2008	$786,591
2009	560,000
2010	560,000
2011	-
2012 and beyond	-

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

8.	Commitments and Contingencies

Legal Actions

Certain conditions may exist as of the date the combined financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s combined financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Operating Leases

The Company recognized rental expense of $22,752 and $41,828 for the years ended December 31, 2007 and 2006, respectively. The Company occupied its Norcross, Georgia facility under a rental agreement that had a lease term that expired in March 2007. The Company began subleasing space from a third party for $1,500 per month in October on a month-to-month basis.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of the accounts receivable - trade. The Company operates in a market segment that is highly competitive and rapidly changing. Significant technological changes, shifting customer requirements, the emergence of competitive products with new capabilities and other factors could negatively impact the Company's operating results.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

8.	Commitments and Contingencies, Continued

The Company had two customers that individually comprised more than 10% of the accounts receivable - trade balance, for a total of 84% of the accounts receivable - trade balance at December 31, 2007.

Two customers were individually responsible for more than 10% of the revenue for the year ended December 31, 2007, totaling 90% of the Company's sales during 2007. Both of these customers, along with one other individually made up more than 10% of the Company's sales during 2006, totaling 91% of total sales during the year ended December 31, 2006.

The Company made 100% of its hardware purchases for resale from one vendor in the year ended December 31, 2007. The Company feels that this vendor could be easily replaced.

If the Company were to lose any of these customers or vendors, the impact on its combined financial statements would be unknown, but could be significant. The Company has not experienced any such loss of customers or vendors as of December 31, 2007.

9.	Related Party Transactions

Member Loans

Two individuals, who are the only Members of the Company's managing Member, TWE International, LLC (a Georgia Limited Liability Company) ("TWE Members") have from time to time and as required since the Company's inception in 2002, advanced funds to the Company to meet ongoing operational cash flow needs. All amounts advanced and unpaid through August 2007 have been recorded as Member capital contributions (Note 10 - Members' Equity Transactions). As of December 31, 2007, there were amounts due to the two TWE Members of $120,559 for funds they advanced to the Company between September and December 2007.

Personal Guarantees

VIE's SBA Loan

TWE Members provided personal guarantees for the VIE's SBA loan (Note 7 - Debt). Each of the personal guarantees is for an amount not to exceed the SBA Loan principal balance plus costs and unpaid accrued interest.

Milk Bottle Bridge Loan

TWE Members provided personal guarantees for the Milk Bottle bridge loan (Note 7 - Debt). Each of the personal guarantees is for an amount not to exceed the loan principal balance plus costs and unpaid accrued interest.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

9.	Related Party Transactions, Continued

Contributed Services

An individual, who is a Member of the Company, provided software development services during the year ended December 31, 2007. The contributed services provided to the Company were recorded at a fair value of $54,000 and the Member did not receive additional membership units or capital participation (Note 10 - Members' Equity Transactions).

10.	Members' Equity Transactions

Members' Equity Issued for Cash

In June 2002, the Company's managing Member, TWE International, LLC (a Georgia Limited Liability Company) ("TWE") contributed capital of $52,936 for 84,000 membership units with a Members' capital and income and loss participation of 84%.

In June 2005, Arngrove-related individuals contributed capital of $300,000 in cash as part of a unit transaction with an allocated fair value of $414,622 for 42,857 membership units with a Members' equity only participation of 30% (Note 7 - Debt). This transaction resulted in the dilution of all but one of the other Members' equity participation percentages as of that date.

Additional Members' Capital Contributions

In the year ended December 31, 2005, TWE contributed additional capital in cash of $40,304 and did not receive additional membership units, Members' capital or income or loss participation.

In the year ended December 31, 2006, TWE contributed additional Members' capital of $134,192 and did not receive either additional Members' units or any additional Members' capital participation.

In the year ended December 31, 2007, TWE contributed additional Members' capital of $200,943 and did not receive either additional Members' units or any additional Members' capital participation.

Members' Equity Issued for Services

In June 2002, two individuals contributed a portion of future software programming services they were to provide under a services agreement related to the development of the OneVision® software product to the Company. The individuals contributed portions of their services with a fair value based on the initial hours and current market rate for their services that was determined in the initial software development planning. This contributed equity had a fair value of $272,283 for which they received 15,000 membership units (the Members' equity participation equated to a 15% ownership position at the time of the agreement). Of this services agreement amount, $173,333 was eventually capitalized as software development cost and the remaining $98,950 was charged to operations as software development costs.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

10.	Members' Equity Transactions, Continued

In the years ended December 31, 2007 and 2006, a Company Member contributed to the Company as a capital contribution the amount due him by the Company for past software programming services related to the ongoing software system development of OneVision®. The fair value of the contributed services was $54,000 and $64,836, respectively, and was based on the fair value of the services based on the time spent and the hourly rate charged. The Member did not receive additional membership units or capital participation. The total amount was charged to operations as software development costs.

Member Distribution

In the year ended December 31, 2005, an individual who is a TWE Member and a related party (Note 9 - Related Party Transactions) received a $200,000 capital distribution. The capital distribution did not affect his membership units or Members' income and loss participation.

11.	Subsequent Events

Reverse Acquisition

On July 31, 2007, the Company entered into a Nonbinding Letter of Intent with Milk Bottle Cards, Inc. (“Milk Bottle”). The agreement called for the Company's Members to exchange their membership interests for 10,500,000 shares of Milk Bottle common stock. Milk Bottle was a public shell corporation. The transaction closed on January 31, 2008. For accounting purposes, the acquisition was treated as a recapitalization of the Company with the Company being treated as the acquirer (a reverse acquisition). The historical financial statements prior to the planned transaction are those of Milk Bottle's historical stockholders, but they were retroactively restated (a recapitalization) for the equivalent number of shares received by the Company in the exchange transaction. Earnings per share for the periods prior to the exchange transaction were restated to reflect the number of equivalent shares received by the Company. The then-current Company equity holders own 35% of the public company, which is the parent of the combined entity, and has the right to appoint two Members to the Board of the public company at the close of the transaction.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

11.	Subsequent Events, Continued

Simultaneously with the reverse merger transaction, the newly issued Series A Preferred Stockholders paid $2,100,000 to acquire the 2,000,000 Series A units comprised of one share of Series A preferred stock with a par value of $0.001 per share and a warrant to purchase one share of common stock at an exercise price of $1.00. The Series A convertible preferred stockholders have the right to appoint two additional board members. A fifth and final member of the Board will be agreed upon by the majority of the four original directors; therefore no block of stockholders has the ability to appoint a voting majority of the Board members. The recognition of the Company as the accounting acquirer in this transaction, therefore, was based upon a determination that the ForgeHouse interest holders in Milk Bottle (1) is the largest minority stockholder group, (2) represents all members of senior management, and (3) paid a premium for their equity interests over Milk Bottle's fair market value.

The funds received from the sale of the Series A units were designated to be used to purchase the Arngrove 30% member interest in ForgeHouse LLC, make a cash payment to satisfy the accrued interest and management fee on the Arngrove and After All notes payable, pay the balance of the SBA loan in full (thus ending the VIE), pay the short-term bridge loan from Milk Bottle and provide the Company with operating capital.

The pro forma balance sheet of the Company at December 31, 2007, as if the above transactions had occurred on that date, is as follows:

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

11.	Subsequent Events, Continued

	ForgeHouse and Milk Bottle at 12/31/07	Pro Forma Adjustments	Pro Forma Balance
Cash	$650	$981,273	$981,923
Accounts receivable	42,323	-	42,323
Prepaids	7,152	-	7,152
Escrowed funds	7,114	-	7,114
Property and equipment, net	5,417	-	5,417
Capital leases, net	8,706	-	8,706
Software development costs, net	78,000	-	78,000
Total assets	$149,362	$981,273	$1,130,635

Cash overdraft	$9,712	$(9,712)	$-
Accounts payable	656,077	-	656,077
Related party payable	129,831	-	129,831
Accrued payroll and related expenses	27,198	-	27,198
Accrued expenses	184,805	-	184,805
Accrued interest on notes payable	660,453	(660,453)	-
Capital lease - current	8,660	-	8,660
Notes payable - current	206,591	(206,591)	-
Related party notes payable - current	580,000	(300,000)	280,000
Note payable - long term	1,120,000	-	1,120,000
Total liabilities	$3,583,327	$(1,176,756)	$2,406,571

Preferred stock	$-	$2,000	$2,000
Common stock	3,000	(200)	2,800
Additional paid-in capital	32,000	1,876,770	1,908,770
Accumulated deficit	(3,468,965)	279,459	(3,189,506)
Total shareholders' equity (deficit)	$(3,433,965)	$2,158,029	$(1,275,936)
Total liabilities and shareholders' equity	$149,362	$981,273	$1,130,635

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

11.	Subsequent Events, Continued

The pro forma income statement of the Company at December 31, 2007, as if the above transactions had occurred on that date is as follows:

	ForgeHouse and Milk Bottle at 12/31/07	Pro Forma Adjustments	Pro Forma Balance
Net revenues	$219,193	-	$219,193
Operating expenses:
Costs of revenues	100,798	-	100,798
Software development costs	284,442	-	284,442
Payroll expense	415,163	-	415,163
Professional fees	460,265	-	460,265
Depreciation and amortization	37,250	-	37,250
General and administrative	164,402	-	164,402
Total operating expenses	1,462,320	-	1,462,320
Loss from operations	(1,243,127)	-	(1,243,127)
Other expense:
Interest expense	(401,519)	-	(401,519)
Gain on debt restructuring	-	$279,459	279,459
Other expenses	-	-	-
Total other expense	(401,519)	279,459	(122,060)
Net loss	$(1,644,646)	$279,459	$(1,365,187)

Pro forma adjustments consist of the following:

Cash:
Proceeds from sale of Preferred A units	$2,100,000
Cash purchase and retirement of 35,000,000 common shares of former majority shareholder	(50,000)
Cash purchase of 30% member interest in ForgeHouse LLC	(171,430)
Payment of accrued interest on notes payable	(368,571)
Payment of related party short term bridge loan	(300,000)
Payment in full satisfaction of SBA loan note payable in default	(219,014)
Bank overdraft reclassification	(9,712)
Net increase in cash	$981,273

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

11.	Subsequent Events, Continued

Accrued interest on notes payable:
Payment of accrued interest on SBA loan	$(12,423)
Payment of accrued interest on Arngrove note payable	(368,571)
Gain on restructuring of Arngrove and After All notes payable	(279,459)
Net decrease in accrued interest on notes payable	$(660,453)
Cash overdraft:
Reclassification of cash overdraft	$(9,712)
Notes payable:
Payment in full satisfaction of SBA loan note payable in default	$(206,591)
Related party notes payable:
Payment in full satisfaction of related party short term bridge loan	$(300,000)
Preferred stock:
Par value of Preferred A shares issued in sale of units	$2,000
Common stock:
Cash purchase and retirement of 35,000,000 common shares of former majority shareholder, at par value	$(3,500)
Issuance of 10,500,000 common shares for purchase of 70% interest in ForgeHouse LLC, at par value	1,050
Change in par value due to 1 to 17.5 forward common stock split	2,250
Net decrease in common stock, at par value	$(200)
Gain on debt restructuring of Arngrove note payable	$279,459

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Notes to the Combined Financial Statements
As of December 31, 2007 and
For Each of the Two Years in the Period Ended December 31, 2007

11.	Subsequent Events, Continued

Additional Paid-in Capital:
Sale of Preferred A units, amount in excess of par value	$2,098,000
Issuance of 10,500,000 common shares for purchase of 70% interest in ForgeHouse LLC, offset of par value	(1,050)
Cash purchase and retirement of 35,000,000 common shares of former majority shareholder, amount in excess of par	(46,500)
Cash purchase of 30% member interest in ForgeHouse LLC	(171,430)
Change in par value due to 1 to 17.5 forward common stock split	(2,250)
Net increase in additional paid-in capital	$1,876,770

The effect of these transactions would be to increase the number of common (on a post 1 to 17.5 forward split basis) and preferred shares outstanding at December 31, 2007 as follows:

Common shares outstanding	52,500,000
Retirement of 35,000,000 common shares of former majority shareholder	(35,000,000)
Issuance of 10,500,000 common shares for purchase of 70% interest in ForgeHouse LLC	10,500,000
Pro forma common shares outstanding	28,000,000
Pro forma Preferred A shares issued and outstanding	2,000,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FORGEHOUSE, INC.

Date: April 22, 2008	By:	/s/ Jorge Vargas
Jorge Vargas
Chief Financial Officer